Exhibit 32.1

CERTIFICATION  PURSUANT  TO
SECTION  906  OF  THE  SARBANES-OXLEY  ACT  OF  2002
(18  U.S.C.  SECTION  1350)

In connection with this quarterly filing of DNAPrint Genomics, Inc., a Utah corporation (the "Company"), on Form 10QSB for the quarter ending March 31, 2006, as filed with the Securities and Exchange Commission (the "Report"), I, Richard Gabriel, Chief Executive Officer of the Company, certify, pursuant to
906  of  the  Sarbanes-Oxley  Act  of  2002  (18  U.S.C.   1350),  that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Richard Gabriel
-------------------
Richard  Gabriel
Chief  Executive  Officer
May  9,  2006